                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY


                                2,000,000 SHARES

                                  VIASAT, INC.

                    COMMON STOCK, PAR VALUE $0.0001 PER SHARE

                             UNDERWRITING AGREEMENT

                                                                 January 8, 2002


SG COWEN SECURITIES CORPORATION,
  As Representative of the several Underwriters
  c/o SG Cowen Securities Corporation
Financial Square
New York, New York 10005

Dear Sirs:

1. INTRODUCTORY. ViaSat, Inc., a Delaware corporation (the "Company"), proposes to sell, pursuant to the terms of this Underwriting Agreement (the "Agreement"), to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 2,000,000 shares (the "Firm Shares") of common stock, $0.0001 par value (the "Common Stock"), of the Company. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 300,000 shares of Common Stock (the "Optional Shares"). The Firm Shares and the Optional Shares are hereinafter collectively referred to as the "Securities." SG Cowen Securities Corporation ("SG Cowen") is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the "Representative."

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

        (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). A registration statement on Form S-3 (File No. 333-69664), including all pre-effective amendments thereto (the "Initial Registration Statement"), in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 415 under the Securities Act; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you for each of the other Underwriters, and, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act, and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a

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        "Preliminary Prospectus"); the various parts of the Initial Registration
        Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and the information, if any, deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statements"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statements shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statements. No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

        (b) The Initial Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Preliminary Prospectus, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and does not and will not, as of the applicable effective date (as to the Registration Statements, the Preliminary Prospectus and any amendments thereto) and as of the applicable filing date, the First Closing Date (as defined below) and the Option Closing Date (as defined below) (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein. As filed, the Prospectus shall include all required information under the Securities Act with respect to the Securities and the offering of the Securities and, except to the extent that the Representative shall agree to a modification thereof, shall be in the form furnished to the Representative prior to the execution of this Agreement.

        (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed


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        with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (d) The Company and each of its subsidiaries (as defined in Section 14) have been duly organized and are validly existing as organizations in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign organizations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not reasonably be expected to, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company owns or controls, directly or indirectly, only the corporations, associations or other entities listed on Schedule B.

        (e) This Agreement has been duly authorized, executed and delivered by the Company.

        (f) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

        (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus. On the date hereof, the Company has 23,866,147 shares of Common Stock issued and outstanding and 5,223,946 shares of Common Stock that may be issued upon exercise of all options and warrants outstanding on the date hereof or that are available on the date hereof for future grant or issuance pursuant to the Company's employee stock purchase plan. Except as set forth above, on the date hereof, there are no shares of capital stock or voting securities of the Company that are issued, reserved for issuance or outstanding.

        (h) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, except that (i) the Company's equity interest in Immeon Networks, LLC is as set forth on Schedule B and such equity interest is subject to restrictions on voting and transfers under the Limited Liability Company Agreement of Immeon Networks, LLC; (ii) the Company owns 60% of the outstanding shares of capital stock of TrellisWare Technologies, Inc., which are subject to restrictions on voting and transfer under a Voting Agreement among TrellisWare Technologies, Inc. and certain investors and an Investor Rights Agreement among TrellisWare Technologies, Inc. and certain investors; and (iii) 9,692,307.69 of the Class B Units of U.S. Monolithics, LLC that are owned by the Company are subject to a security interest under a Pledge and Security Agreement by and between Wildblue Communications, Inc. and the Company and all of the Class A Units and Class B Units of U.S. Monolithics, LLC that are owned by the Company are subject to certain

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        restrictions on transfers under the Amended and Restated Operating
        Agreement of U.S. Monolithics, LLC.

        (i) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject,
        (b) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries and (c) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, in each of clauses (a) and (c), other than any such conflict, breach, violation or default that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

        (j) Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws and the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

        (k) Each of PricewaterhouseCoopers LLP and Nelson Lambson & Co., PLC, who have expressed their opinions on the audited financial statements and related schedules included or incorporated by reference in the Registration Statements and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

        (l) The financial statements, together with the related notes and schedules, included or incorporated by reference in the Prospectus and in each Registration Statement fairly present in all material respects the financial position and the results of operations and changes in financial position of each of the Company and its consolidated subsidiaries and U.S. Monolithics, LLC, as the case may be, at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, except that the unaudited balance sheet, income statement and statement of cash flows of U.S. Monolithics, LLC for the nine-month period ended September 30, 2001 lack footnotes.

        (m) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that would reasonably be expected to, singularly or in the aggregate, have a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus. The Company is not currently aware of any facts or circumstances that would require it to file any current report on Form 8-K under the Exchange

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        Act other than in connection with the offering of the securities or as otherwise contemplated by this Agreement.

        (n) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

        (o) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, with respect to clauses
        (ii) and (iii), any violations or defaults which would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

        (p) The Company and each of its subsidiaries possess such licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, local, federal or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus (collectively, the "Governmental Permits"); the Company and its subsidiaries are in compliance with such Governmental Permits except where the failure to so comply, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all of the Governmental Permits are valid and in full force and effect, except where the invalidity of such Governmental Permits or the failure of such Governmental Permits to be in full force and effect would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect; all such Governmental Permits are free and clear of any restrictions or conditions that are in addition to, or materially different from, those normally applicable to similar licenses, certificates, authorizations and permits and the Company has not received written notification of any proceedings relating to the revocation or modification of any such Governmental Permits and, to the best of its knowledge, has no reason to believe that any such Governmental Permits will not be renewed, other than any modification, revocation or failure to renew that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

        (q) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Securities and the application of the proceeds thereof as described in the Prospectus will become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

        (r) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.



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        (s) The Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and other intellectual property rights which are necessary for their respective businesses as described in the Prospectus, including but not limited to those intellectual property rights described in the Prospectus as being owned by them for the conduct of their respective businesses, except where failure to own or possess such intellectual property rights would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. The Company is not aware of any claim to the contrary or any challenge by any other person to the intellectual property rights of the Company and its subsidiaries with respect to the foregoing, nor is the Company aware of any existing facts or circumstances that could be raised by any other person to legitimately challenge the intellectual property rights of the Company and its subsidiaries, other than any such claim or challenge that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have made all declarations and filings, including but not limited to assignments and payment of fees, with the appropriate state, federal or foreign regulatory bodies which are necessary to maintain in full force and effect ownership and possession of the intellectual property rights of the Company and its subsidiaries, except where such failure to make the same would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of any intellectual property right, and has no reason to believe that any renewable intellectual property right will not be renewed, other than any revocation, modification or failure to renew that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. To the best of the Company's knowledge, the business of the Company and its subsidiaries as described in the Prospectus does not infringe or conflict with any patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person, other than any such infringement or conflict that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus and except for those claims that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect, no claim has been made against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, trademark registrations, service mark, service mark registrations, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

        (t) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

        (u) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent that would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

        (v) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA")), or
        Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived)

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        has occurred with respect to any employee benefit plan of the Company or its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"
        (as defined in ERISA); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

        (w) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries or for which the Company or any of its subsidiaries is otherwise liable upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, which would reasonably be expected to give rise to any liability, except for any violation or liability which would not reasonably be expected to, singularly or in the aggregate with all such violations and liabilities, have a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not reasonably be expected to, singularly or in the aggregate with all such discharges and other releases, have a Material Adverse Effect.

        (x) The Company and its subsidiaries each (i) has filed all necessary federal, state, local and foreign income and franchise tax returns or has duly requested extensions thereof, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, and
        (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed against it, except those, in each of the cases described in clauses (i), (ii) and (iii), that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

        (y) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

        (z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (aa) The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a reasonably detailed summary of all meetings and actions of the directors and stockholders of the Company

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        and each of its subsidiaries since the time of their respective dates of organization through the date of the latest meeting and action, and (ii) accurately reflect in all material respects all transactions referred to in such minute books.

        (bb) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described or incorporated by reference in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or incorporated by reference or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained or incorporated by reference in the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

        (cc) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

        (dd) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of either or both of the Registration Statements, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

        (ee) Neither the Company nor any of its subsidiaries owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which would cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

        (ff) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

        (gg) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

        (hh) No consent, approval, authorization or order of, or filing, notification or registration with, the Nasdaq is required for the listing and trading of the Securities on the Nasdaq National Market.

        (ii) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or reasonably likely to have the effect

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                                                                               9



        of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers is contemplating terminating such registration or listing.

        (jj) The Company has not distributed and, prior to the later of (i) the Option Closing Date and (ii) the completion of the distribution of the Securities, will not distribute any written offering material in connection with the offering and sale of the Securities other than the Registration Statements or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted under the Securities Act.

3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of Firm Shares (rounded up or down, as determined by SG Cowen in its discretion, in order to avoid fractions) obtained by multiplying 2,000,000 Firm Shares by a fraction the numerator of which is the number of Firm Shares set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Shares.

        The purchase price per share to be paid by the Underwriters to the Company for the Securities will be $13.725 per share (the "Purchase Price").

        The Company will deliver the Firm Shares to the Representative for the respective accounts of the several Underwriters, in the form of definitive certificates, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date against payment of the aggregate Purchase Price therefor, by wire transfer in federal (same day) funds to an account at a bank designated by the Company and reasonably acceptable to SG Cowen, payable to the order of the Company, all at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019. Time shall be of the essence, and delivery of the Firm Shares at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on January 14, 2002, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Shares may be varied by agreement between the Company and SG Cowen.

        The Company shall make the certificates for the Firm Shares available to the Representative for examination on behalf of the Underwriters in New York, New York, at least twenty-four hours prior to the First Closing Date.

        For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Shares. The price per share to be paid for the Optional Shares shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of Optional Shares specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name bears to the total number of Firm Shares (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Shares at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon written notice by SG Cowen to the Company.

        The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of Optional Shares to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Shares. Each date and time for delivery of and payment for the Optional Shares (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the First Closing Date are hereinafter called the "Closing Dates."

        The Company will deliver the Optional Shares to the Underwriters, in the form of definitive certificates, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor, in federal (same day) funds by wire transfer to an account at a bank designated by the Company and reasonably acceptable to SG Cowen payable to the order of the Company, all at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019. Time shall be of the essence, and delivery of the Optional Shares at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company shall make the certificates for the Optional Shares available to the Representative for examination on behalf of the Underwriters in New York, New York, not later than 10:00 A.M., New York time, on the business day preceding the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Shares may be varied by agreement between the Company and SG Cowen.

        The several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

        (a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative (which approval shall not be unreasonably withheld or delayed) and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements or to the Prospectus, including documents to be incorporated by reference therein, from the date hereof until the Option Closing Date, to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; advise the Representative, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

        (b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Securities is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative thereof and upon its request will prepare an amended or supplemented Prospectus or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Securities nine months or more after the effective date of the Initial Registration Statement, the Company upon the reasonable request of the Representative and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

        (c) The Company will furnish promptly to the Representative and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

        (d) The Company will deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Prospectus (not later than 10:00 A.M., New York time, of the business day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (iv) any document incorporated by reference in the Prospectus (excluding exhibits thereto).

        (e) The Company will file such reports pursuant to the Exchange Act to make generally available to its stockholders as soon as reasonably practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

        (f) The Company will promptly take from time to time such actions as the Representative may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may reasonably designate and to continue such qualifications in effect for so long as required for the distribution of the Securities; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign organizations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

        (g) The Company and its subsidiaries will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of SG Cowen other than (i) the Company's sale of the Securities hereunder,
        (ii) the issuance of shares pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options and warrants and (iii) the offering or issuance of no more than an aggregate of 1,250,000 shares of Common Stock of the Company in connection with the acquisition of unaffiliated entities or assets or businesses of unaffiliated entities; provided, however, that each person or entity to which securities are issued pursuant to this clause (iii) shall have agreed to be bound by a lock-up agreement in the form of
        Exhibit II hereto for the remainder of the lock-up period set forth in such agreement.

        (h) The Company will supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act.

        (i) Prior to each of the Closing Dates, the Company will furnish to the Representative, as soon as reasonably practicable after their preparation, copies of any unaudited interim consolidated financial statements of the Company prepared by or on behalf of the Company for any quarterly periods subsequent to the periods covered by the financial statements appearing in the Registration Statements and the Prospectus.

        (j) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine marketing communications and earnings releases, each, in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, which consent shall not be unreasonably withheld or delayed, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

        (k) In connection with the offering of the Securities, until SG Cowen shall have notified the Company of the completion of the resale of the Securities (which notification shall be given in writing as promptly as reasonably practicable), the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange
        Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities.

        (l) The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(b), other than the filing of any document under the Exchange Act incorporated by reference in the Prospectus necessary in order to comply with the requirements of the Exchange Act.

        (m) The Company will apply the net proceeds from the sale of the Securities as set forth in the Prospectus under the heading "Use of Proceeds."

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statements, Preliminary Prospectus, Prospectus and any amendments and exhibits thereto or any document incorporated by reference therein, the costs of printing, reproducing and distributing the "Agreement Among Underwriters" between the Representative and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other reasonable means of communication; (d) the fees and expenses (including related reasonable fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related reasonable fees and expenses of counsel to the Underwriters); (g) all fees and expenses of the registrar and transfer agent of the Securities; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); provided that, except as otherwise expressly provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

        (a) No stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a).

        (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that either of the Registration Statements or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Securities, either of the Registration Statements and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        (d) (i) Latham and Watkins shall have furnished to the Representative such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

                (A) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Initial Registration Statement and any post-effective amendments thereto (collectively, including the documents incorporated by reference therein, the "Registration Statement") and the Prospectus. Based solely on certificates from public officials, such counsel confirms that the Company is qualified to do business in the State of California.

                B) The authorized capital stock of the Company as of the date hereof consists of: 100,000,000 shares of Common Stock, par value $.0001 per share; and 5,000,000 shares of preferred stock, par value $.0001 per share. The shares of Common Stock issued on or subsequent to December 6, 1996 and outstanding immediately prior to the issuance of the Securities have been duly authorized and validly issued and are fully paid and nonassessable.

                (C) The Securities being issued and sold pursuant to this Agreement have been duly authorized and, when issued to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, will conform in all material respects to the description thereof contained in the Prospectus and will be free and clear of any preemptive rights pursuant to the Company's Second Amended and Restated Certificate of Incorporation or Bylaws and, to the best of such counsel's knowledge, pursuant to any contract to which the Company is a party. Such counsel shall be permitted to advise the Underwriters that, with their permission, such counsel has not undertaken a review of any contracts to which the Company is a party in connection with the opinion rendered with respect to preemptive rights of the first sentence of this clause
                        (C).

                (D) This Agreement has been duly authorized, executed and delivered by the Company.

                (E) Neither the execution and delivery by the Company of this Agreement nor the issuance and sale of the Securities by the Company pursuant to this Agreement will result in the violation by the Company of its Second Amended and Restated Certificate of Incorporation or Bylaws, the General Corporation Law of the State of Delaware or any federal or California statute, rule or regulation known to us to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein). To the best of such counsel's knowledge, no consent, approval, license, authorization, order, registration, qualification or decree of, or filing with, any federal or California court or governmental agency or body is necessary or required for the due authorization, execution and delivery of this Agreement or the consummation of the issuance, sale and delivery of the Securities pursuant to this Agreement, except such as have been obtained under the Securities Act or Exchange Act and such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

                (F) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as such statements constitute a summary of legal matters, are accurate in all material respects. To the best of such counsel's knowledge, there are no contracts or documents of a character required to be described in the

                        Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                (G) To the best of such counsel's knowledge, based solely on docket searches for the Company of the San Diego County Superior Court, the United States Bankruptcy Court, Southern District of California, and the United States District Court, Southern District of California, and certificates from officers of the Company, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company is a party, or to which the property or assets of the Company is subject, before or brought by any court or governmental agency or body (a) that is required to be disclosed in the Registration Statement pursuant to Item 103 of Regulation S-K of the Securities Act, and which is not so disclosed or (b) that would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement.

                (H) Based solely upon oral representations made to such counsel by the staff of the Commission, the Registration Statement has become effective under the Securities Act. To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission, and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in accordance with Rules 424(b) and 430A under the Securities Act.

                (I) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the Rules and Regulations; it being understood, however, that such counsel will express no opinion with respect to the financial statements, schedules and other financial data included in, or omitted from, the Registration Statement or the Prospectus. In passing on compliance as to form of the Registration Statement and the Prospectus, such counsel will assume that the statements made and incorporated by reference therein are correct and complete.

                (J) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        Such counsel shall also have furnished to the Representative a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that it has acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus and that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and the Representative, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and during the course of such participation, no facts came to its attention that caused it to believe that the Registration Statement, at the time it became effective on November 27, 2001 contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the documents incorporated by reference therein), as of its date or the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief or opinion with respect to the financial statements, schedules and other financial data included in, or omitted from, the Registration Statement or the Prospectus.

        The foregoing opinion and statement may be qualified by a statement to the effect that such counsel is not passing upon, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and has not made any independent check or verification thereof except to the extent of the opinion given in the first sentence of clause (F) above.

        (ii) Gregory Monahan, General Counsel of the Company, shall have furnished to the Representative such counsel's written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

                (A) Each of TrellisWare Technologies, Inc., Immeon Networks, LLC and U.S. Monolithics, LLC has been duly organized and is validly existing and in good standing under the laws of its state of organization, with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and any post-effective amendments thereto.

                (B) Neither the execution and delivery by the Company of this Agreement nor the issuance and sale of the Securities by the Company pursuant to this Agreement will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, other than any such conflict, breach, violation or default that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

                (C) To the best of such counsel's knowledge, the Company (i) is not in violation of its Second Amended and Restated Certificate of Incorporation or Bylaws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound, (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, and (iv) has obtained and maintained in full force and effect such licenses, permits, certificates, authorizations or permits from, and has not failed to make any declaration or filing with, regulatory or governmental authorities necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) through (iv), for those defaults, violations or failures that would not reasonably be expect to, singularly or in the aggregate, have a Material Adverse Effect. The statements set forth in the Prospectus under the caption "Regulatory Environment", insofar as much statements constitute a summary of legal matters, are accurate in all material respects.

                (D) To the best of such counsel's knowledge, no person or entity has the right to require registration of any securities of the Company because of the filing or effectiveness of the Registration Statement, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

        (iii) Circuit, McKellogg, Kinney & Ross, LLP, former counsel to the Company, shall have furnished to the Representative a letter, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that the Underwriters may rely on the opinions set forth in such counsel's opinion letter dated December 6, 1996 addressed to Oppenheimer & Co., Inc., Needham & Company, Inc., and Unterberg Harris set forth as Exhibit I hereto as if such opinions were addressed to the Underwriters.

        (e) The Representative shall have received from Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it reasonably requests for enabling it to pass upon such matters.

        (f) At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP, a letter, addressed to the Underwriters and dated such date, in form and substance reasonably satisfactory to the Representative (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

        (g) On the Closing Date, the Representative shall have received a letter (the "PwC bring-down letter") from PricewaterhouseCoopers, LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the PwC bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the letter delivered to the Representative concurrently with the execution of this Agreement pursuant to Section 6(f).

        (h) At the time of the execution of this Agreement, the Representative shall have received from Nelson Lambson & Co., PLC, a letter, addressed to the Underwriters and dated such date, in form and substance reasonably satisfactory to the Representative (i) confirming that they are independent certified public accountants with respect to U.S. Monolithics, LLC and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

        (i) On the Closing Date, the Representative shall have received a letter (the "NL bring-down letter") from Nelson Lambson & Co., PLC addressed to the Underwriters and dated the Closing Date confirming, as of the date of the NL bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the letter delivered to the Representative concurrently with the execution of this Agreement pursuant to Section 6(h).

        (j) The Company shall have furnished to the Representative a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statements and the Prospectus and, in their opinion, the Registration Statements as of their respective effective dates and the Prospectus, as of each such effective date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus, (iii) to the best of their knowledge, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries taken as a whole, or any material adverse change, or any development that would reasonably be expected to, singularly or in the aggregate, have a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

        (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

        (l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

        (m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any of the Company's debt securities.

        (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been a material escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

        (o) SG Cowen shall have received the written agreements, substantially in the form of Exhibit II hereto, of the officers, directors and stockholders of the Company listed in Schedule C to this Agreement.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. (a) INDEMNIFICATION AND CONTRIBUTION. The Company shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties" and, each an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter's Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriter's Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        The Underwriters' obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by written notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 6(k), 6(m) or 6(n) have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and, promptly upon demand, the Company shall pay the full amount thereof to SG Cowen. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter for any such fees or expenses.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase Securities hereunder and the aggregate number which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements reasonably satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

        If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any

Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

        (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, NY 10020, Attention: Equity Capital Markets (Fax: 212-425-5801), with a copy to the same address, Attention: Legal Department -- Jorge Pedreira (Fax: 212-278-7995);

        (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to ViaSat, Inc., 6155 El Camino Real, Carlsbad CA 92009, Attention: Keven K. Lippert (Fax: 760-929-3926);

        provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. UNDERWRITERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters under the heading "Underwriting" contained in the third paragraph concerning concessions to dealers and the eighth paragraph concerning penalty bids and stabilizing transactions by the Underwriters.

17. AUTHORITY OF THE REPRESENTATIVE. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative will be binding on all the Underwriters.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       VIASAT, INC.


                                       By: /s/ Richard A. Baldridge
                                           -------------------------------------
                                           Name:  Richard A. Baldridge
                                           Title: Executive Vice President,
                                                  Chief Operating Officer and
                                                  Chief Financial Officer


Accepted as of
the date first above written:

SG COWEN SECURITIES CORPORATION
Acting on its own behalf and as Representative of several Underwriters referred to in the foregoing
Agreement.

By: SG COWEN SECURITIES CORPORATION


By  /s/ William Buchanan
    -------------------------------
    Name:  William Buchanan
    Title: Managing Director

                                   SCHEDULE A




                                                         Number            Number of
                                                         of Firm           Optional
                                                         Shares             Shares
                                                          to be              to be
Name                                                    Purchased          Purchased
----                                                    ---------          ---------
SG Cowen Securities Corporation                         2,000,000           300,000
                                                        ---------           -------
Total                                                   2,000,000           300,000
                                                        =========           =======

                                   SCHEDULE B


                                            PLACE OF            VIASAT
               NAME                       INCORPORATION       OWNERSHIP
               ----                       -------------       ---------
ViaSat Worldwide Limited                    Delaware             100%

ViaSat China Services                       Delaware             100%

ViaSat Foreign Sales Corporation            Barbados             100%

ViaSat Europe Limited                         U.K.               100%

ViaSat Australia PTY Limited                Australia            100%

ViaSat Inc. Limitada                          Chile              100%

ViaSat Canada Company                      Nova Scotia           100%

Immeon Networks LLC                         Delaware              *

TrellisWare Technologies, Inc.              Delaware             60%

U.S. Monolithics, LLC                        Arizona             100%



*The Company has the right to designate two of the four Management Committee Members of Immeon Networks, LLC and is entitled to 50% of the profits, subject to certain profit-split adjustments.

                                   SCHEDULE C




Mark D. Dankberg
Richard A. Baldridge
Gregory D. Monahan
Steven R. Hart
Mark J. Miller
Robert L. Barrie
Stephen W. Cable
Cathy B. Akin
B. Allen Lay
Dr. Jeffrey M. Nash
Dr. Robert W. Johnson
William A. Owens

                                    EXHIBIT I

                                   EXHIBIT II


                           [Form of Lock-Up Agreement]

                                                                  ________, 2002

SG Cowen Securities Corporation
  As representative of the
  several Underwriters
c/o SG Cowen Securities Corporation
Financial Square
New York, New York  10005

Re:  ViaSat, Inc. Securities

Dear Sirs:

        In order to induce SG Cowen Securities Corporation ("SG Cowen") to enter into a certain underwriting agreement with ViaSat, Inc., a Delaware corporation (the "Company"), with respect to the public offering of shares of common stock of the Company, par value $0.0001 per share (the "Common Stock"), the undersigned hereby agrees that for a period of 90 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (the "Securities"), including, without limitation, Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such Securities, the "Beneficially Owned Securities"), (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of Beneficially Owned Securities or (iii) engage in any short selling of Securities.

        The foregoing paragraph shall not apply to transfers of securities to a trust established for the sole benefit of members of the undersigned's immediate family; provided, however, that it shall be a condition to such transfer that the trustee execute an agreement stating that the trust is receiving and holding the securities subject to the provisions of this letter, and there shall be no further transfer of such securities except in accordance with this letter agreement.

        Furthermore, the first paragraph of this letter agreement shall not apply to the sale of up to an aggregate of 50,000 shares of Common Stock held by officers and directors of the Company signing a lock-up agreement in connection with the public offering, the allocation of such shares among such officers and directors to be determined by the Company in its sole discretion.

        Anything contained herein to the contrary notwithstanding, any person to whom Securities or Beneficially Owned Securities are transferred from the undersigned (other than pursuant to any transfer pursuant to the third paragraph of this letter agreement) shall be bound by the terms of this letter agreement.

        In addition, the undersigned hereby waives, from the date hereof until the expiration of the 90 day period following the date of the Company's final prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of Securities that are registered in the name of the undersigned or that are Beneficially Owned Securities. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Securities with respect to the Securities or Beneficially Owned Securities.

                                       [Signatory]



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: